UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 23, 2026

M2I GLOBAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-229748	37-1904036
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

Doug Cole

M2i Global, Inc.

885 Tahoe Blvd.

Incline Village, NV 89451

(775) 909-6000

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Office)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Business Update

As the Company’s underlying business continues to advance the Company’s assets, partnerships, project pipeline, government submissions, and commercial relationships remain in place.

On June 23, 2026, the Company held a conference call with shareholders led by its Chief Executive Officer, Alberto Rosende, consisting of prepared remarks followed by a question-and-answer session with shareholders. During the call, management indicated that the Company continues to make progress across its key initiatives and remains focused on advancing its strategic objectives, as further set forth below.

Critical Mineral Repository — Hawthorne Army Depot.

The Company’s planned Critical Mineral Repository at the Hawthorne Army Depot remains a cornerstone of its infrastructure strategy, providing what management believes is a unique combination of security, scale, logistics access, and defense relevance. Management has reviewed the final version of the agreement to lease the Company’s first location at Hawthorne Army Depot and expects to announce its consummation in the near term.

Commercial Pipeline.

The Company’s commercial pipeline continues to expand through strategic sourcing agreements, including significant copper offtake arrangements and discussions across multiple critical mineral categories, including gallium, vanadium, titanium, graphite, cobalt, and nickel, through a broad partner network. Although the previously announced copper offtake arrangement was priced at a level significantly below prevailing market prices, deliveries under that arrangement have been delayed relative to the originally agreed schedule and are not expected to commence until the next calendar year. The Company believes it is likely, though not assured, that the arrangement will generate revenue within the next 12 months.

Federal Engagement.

The Company continues to pursue federal engagement initiatives, including a major Department of Energy application for a nickel-cobalt processing facility and participation in Defense Industrial Base Consortium programs. The Company has over 20 discrete opportunities in various stages of development, processing, or awaiting government notification.

Identified Opportunities.

In the aggregate, the Company’s projects represent approximately $3 billion of identified capital investment opportunities and more than $12 billion of potential financing pathways under evaluation. These figures represent identified opportunities and project pathways and do not constitute contracted revenues or binding commitments.

Near-Term Revenue Opportunities.

The Company is developing shorter-term revenue opportunities, including repository storage and custody fees, mineral exchange participation and tolling fees, processing and tolling revenues, recycling and upcycling revenues, and technology licensing and commercialization revenues. The Company expects to begin generating revenue on certain project lines by the end of calendar year 2026 and anticipates potential government award feedback within approximately three to six months.

Liquidity and Capital Resources.

The Company is actively seeking to raise additional capital to support its operations and the continued execution of its strategic initiatives as it evaluates its path forward. As an early-stage company, the Company requires additional capital, and while it has been able to obtain funding sufficient to support its ongoing operations, there can be no assurance that additional financing will be available on acceptable terms, or at all.

Shareholder Question-and-Answer Session.

Following management’s prepared remarks, the Company held a question-and-answer session during which shareholders asked questions regarding, among other things, the anticipated timing of feedback or awards from government agencies, the Company’s cash runway and capital-raising plans, the anticipated timing of meaningful revenue and potential positive cash flow, and the previously announced copper offtake arrangement. In response, management indicated that, while it could provide no assurances, it expected to continue advancing through government milestones and anticipated potential award feedback within approximately three to six months; that the Company is actively seeking to raise capital; and that it expected to begin generating revenue on certain project lines by the end of calendar year 2026, dependent in part on certain potential acquisitions. Management stated that it was not in a position to comment on the timing of positive cash flow and noted that discussions involving non-public information would be conducted subject to a non-disclosure agreement.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding the Company’s evaluation of the Termination Notice and potential paths forward; the anticipated consummation of the Hawthorne Army Depot lease; the Company’s commercial pipeline and offtake arrangements; federal applications and anticipated government feedback; the timing of expected revenue generation; capital raising activities; identified capital investment opportunities of approximately $3 billion and potential financing pathways of more than $12 billion; and other statements that are not historical facts. These statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially, including, without limitation: risks relating to the termination of the Merger Agreement and the Company’s rights and remedies thereunder; the Company’s ability to access public capital markets; the Company’s ability to consummate the Hawthorne lease on anticipated terms and timing; the Company’s ability to convert its pipeline opportunities into binding agreements and revenues; the receipt and timing of government awards; the Company’s need for additional capital and ability to raise funds; general economic, regulatory, and market conditions affecting the critical minerals industry; and other risks described in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M2i Global, Inc.

Date: June 29, 2026	By:	/s/ Alberto Rosende
	Name:	Alberto Rosende
	Title:	Chief Executive Officer